As filed with the Securities and Exchange Commission on December 23, 2003.

Registration No. 333 -

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ISLE OF CAPRI CASINOS, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-1659606
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1641 Popps Ferry Road, Biloxi, Mississippi 39532

(228) 396-7000

(Address of Principal Executive Offices)

AMENDED AND RESTATED

ISLE OF CAPRI CASINOS, INC. 2000 LONG-TERM STOCK INCENTIVE PLAN

(Full title of the Plan)

Allan B. Solomon

Executive Vice President and General Counsel

Isle of Capri Casinos, Inc.

2200 Corporate Boulevard, N.W., Suite 310, Boca Raton, Florida 33431

(Name and Address of Agent For Service)

(561) 995-6660

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)

Common Stock, par value $0.01 per share	1,500,000	$21.77	$32,655,000	$2,641.79

(1)	Represents shares of common stock issuable upon exercise of stock options which have been granted and/or may hereafter be granted under the Amended and Restated Isle of Capri Casinos, Inc. 2000 Long-Term Stock Incentive Plan. Upon the filing and effectiveness of this Registration Statement on Form S-8, the total number of shares of common stock registered pursuant to the Amended and Restated Isle of Capri Casinos, Inc. 2000 Long-Term Stock Incentive Plan will be 2,500,000, plus any shares of common stock remaining for issuance under the Registrant’s prior long-term incentive plans. This Registration Statement also relates to an indeterminate number of shares of common stock that may be issued upon stock, splits, stock dividends or similar transactions in accordance with Rule 416 of the General Rules and Regulations under the Securities Act of 1933, as amended.
(2)	The exercise price of such options shall be determined at the time of the grant. Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and Rule 457(h)(1) of the General Rules and Regulations under the Securities Act of 1933, as amended, based on the average of the high and low sale prices on the Nasdaq National Market on December 18, 2003 for the Registrant’s common stock.
(3)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933, as amended.

INTRODUCTION

The purpose of this Registration Statement is to register additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the Registrants’ 2000 Long-Term Incentive Stock Plan (the “Stock Plan”) is effective.

Pursuant to General Instruction E to Form S-8, the contents of Registration Statement (File No. 333-50774) on Form S-8, as filed with the Securities and Exchange Commission (the “Commission”) on November 28, 2000, are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The documents listed below have been filed with or furnished to the Commission by the Registrant and are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 27, 2003, filed with the Commission on July 1, 2003, which contains audited financial statements for the fiscal year ended April 27, 2003;

(b)	The Registrant’s Current Report on Form 8-K filed with the Commission on August 14, 2003;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 2003, as filed with the Commission on August 29, 2003;

(d)	The Registrant’s Current Report on Form 8-K filed with the Commission on November 14, 2003;

(e)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 26, 2003, as filed with the Commission on November 25, 2003; and

(f)	The description of the Common Stock of the Company (f/k/a/ Casino America, Inc.) contained in Casino America, Inc.’s Registration Statement on Form S-3, Reg. No. 333-9653, as filed with the Commission on October 3, 1996.

All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, by the Registrant prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

Allan B. Solomon is Executive Vice President and General Counsel of the Registrant. As of December 23, 2003, Mr. Solomon owned 411,609 shares of common stock of the Registrant, including 214,046 shares issuable upon exercise of stock options that exercisable within 60 days. Mr. Solomon is eligible to participate in the Stock Plan.

Item 8.	Exhibits

Incorporated by reference to the Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Biloxi, Mississippi, as of December 23, 2003.

ISLE OF CAPRI CASINOS, INC.

By:	/S/ BERNARD GOLDSTEIN

Bernard Goldstein Chairman of the Board, Chief Executive Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Isle of Capri Casinos, Inc. hereby constitutes and appoints Bernard Goldstein and Rexford A. Yeisley (each with full power to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign, execute, and file any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Commission or any regulatory authority, granting unto such attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any of their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of December 23, 2003.

Name of Signatory	Title of Signatory
/S/ BERNARD GOLDSTEIN Bernard Goldstein	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/S/ REXFORD A. YEISLEY Rexford A. Yeisley	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)

/S/ EMANUEL CRYSTAL Emanuel Crystal	Director

/S/ ROBERT S. GOLDSTEIN Robert S. Goldstein	Director

/S/ ALAN J. GLAZER Alan J. Glazer	Director

/S/ W. RANDOLPH BAKER W. Randolph Baker	Director

/S/ JEFFREY D. GOLDSTEIN Jeffrey D. Goldstein	Director

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EXHIBIT INDEX

Exhibit Number	Document

4.1	Specimen Certificate of the Common Stock. (1)

4.2	Rights Agreement dated as of February 7, 1997, between Casino America, Inc. and Norwest Bank Minnesota, N.A., as rights agent. (2)

5	Opinion and consent of Allan B. Solomon, General Counsel of Isle of Capri Casinos, Inc.

23.1	Consent of Independent Auditors.

23.2	Consent of Allan B. Solomon, General Counsel of Isle of Capri Casinos, Inc. (included in Exhibit 5).

24	Power of Attorney (included on the signature page hereof).

99	Amended and Restated Isle of Capri Casinos, Inc. 2000 Long-Term Stock Incentive Plan. (3)

(1)	Incorporated by reference from Casino America, Inc.’s Annual Report on Form 10-K for the fiscal year ended April 30, 1992 (Commission File No. 0-20538).
(2)	Incorporated by reference from Casino America, Inc.’s Current Report on Form 8-K filed on February 14, 1997 (Commission File No. 0-20538).
(3)	Incorporated by reference from Exhibit A to Isle of Capri Casinos, Inc.’s Definitive Proxy Statement filed on August 22, 2003 (Commission File No. 0-20538).

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